EXHIBIT 3.1 – ARTICLES OF INCORPORATION

ARTICLES OF INCORPORATION              Entity # E0455062005-4
(Pursuant to NRS 78)                                       Document Number: 20050275876-12
                                                                        Date Filed:  7/15/2005 11:52:39 AM
                                                                        In the office of
                                                                        /s/ Dean Heller
                                                                        Dean Heller
                                                                        Secretary of State

1.      NAME OF CORPORATION:  GUINNESS EXPLORATION, INC.

2.      RESIDENT AGENT NAME AND STREET ADDRESS:
        (must be a Nevada address where process may be served)

Name of Resident Agent:    CSC Services of Nevada, Inc.
Street Address:                   502 East John St. Carson City, NV 89706

3.      SHARES:  (number of shares corporation authorized to issue)

Number of shares with par value: 75,000,000  Par value: .0001

No.without par value:  ____

4.      NAMES, ADDRESSES, NUMBER OF BOARD OF DIRECTORS/TRUSTESS:

The First Board of Directors/Trustees shall consist of ONE member(s) whose name(s) and address(es) are as follows:

Donald Kello            844 Reddington Court         Coquitlam, BC, Canada V4C 4P7
Name                                 Address                               City/State/Zip

5.      PURPOSE:
         (optional – see instructions)

The  purpose  of  the  corporation  shall  be:______________________

6.     OTHER MATTERS:
        (see instructions)

Number of pages attached:     __________

7.      NAMES, ADDRESSES AND SIGNATURES OF INCORPORATORS:
        (attach additional pages if there are more than 2 incorporators)

CSC Services of Nevada, Inc.                  /s/ Cyndy Woodgate
Name                                                       Signature

502 East John Street,                         Carson City, NV, 89706
Address                                              City/State/Zip

8.      CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT:

I, CSC Services of Nevada, Inc. hereby accept appointment as Resident Agent for the above named  corporation.

By: /s/ Cyndy Woodgate                                                                   7/15/05
Authorized Signature of R.A. On behalf of R.A. Company                 Date

This form must be accompanied by appropriate fees. See attached fee schedule